PASS-THROUGH CERTIFICATES
                    ABN AMRO MORTGAGE CORPORATION, DEPOSITOR

                                 TERMS AGREEMENT

                                                           Dated: April 22, 2002


To:  ABN AMRO Mortgage Corporation

Re: Underwriting Agreement, dated as of April 22, 2002 (the "Underwriting Agreement")

Ladies and Gentlemen:

     The undersigned (being herein called the "Underwriters"), understand that ABN AMRO Mortgage Corporation, a Delaware corporation (the "Company"), proposes to issue and sell approximately $291,794,419 original principal amount of Multi-Class Mortgage Pass-Through Certificates described below (the "Certificates"). The Certificates will be issued under a Pooling and Servicing Agreement dated as of April 1, 2002 among the Company, as depositor, ABN AMRO Mortgage Group, Inc., as servicer and JPMorgan Chase Bank, as trustee. The terms of the Certificates are summarized below and are more fully described in the Company's Prospectus Supplement prepared with respect to the Certificates.

     All the provisions (including defined terms) contained in the Underwriting Agreement are incorporated by reference herein in their entirety and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. The Closing Time referred to in
Section 2 of the Underwriting Agreement shall be 10:00 a.m., New York, New York, New York time, on April 25, 2002 and the location of the closing shall be the New York, New York offices of Thacher Proffitt & Wood. Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell and the Underwriters agree to purchase, severally and not jointly, the respective original principal amounts of Certificates set forth opposite their names in Exhibit I hereto at the purchase price set forth below.

     The Underwriters will offer the Certificates for sale upon the terms and conditions set forth in the Prospectus and the Prospectus Supplement.

     Subject to the terms and conditions set forth or incorporated by reference herein, the Underwriters will pay for the Certificates at the time and place and in the manner set forth in the Underwriting Agreement.

     The Underwriters will pay their pro rata share (based upon the principal amount of Offered Certificates each of the Underwriters has agreed to purchase as indicated on Exhibit I hereto) of all fees and expenses relating to any letter of independent certified public accountants delivered in connection with the Computational Materials.





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SERIES DESIGNATION:

     ABN AMRO Mortgage Corporation Multi-Class Mortgage Pass-Through Certificates, Series 2002-4

TERMS OF THE CERTIFICATES AND UNDERWRITING COMPENSATION:

                Original Principal or                                 Price to
  Class          Notional Amount*            Certificate Rate          Public
  -----          ----------------            ----------------          ------
   A-1               $77,737,546                 5.750%                  **
   A-2               $44,421,454                  ***                    **
   A-3               $44,421,454                  ***                    **
   A-4               $50,000,000                 6.750%                  **
   A-5               $29,760,000                 6.750%                  **
   A-6                $7,862,000                 6.750%                  **
   A-7               $23,889,000                 6.750%                  **
   A-8                $5,000,000                 6.750%                  **
   A-9               $13,000,000                 6.500%                  **
  A-10               $29,255,000                 6.750%                  **
  A-11               $13,000,000                 0.190%                  **
  A-12                  $100,000                 6.750%                  **
   A-P                $3,723,319                  ****                   **
   A-X                $4,779,448                 6.750%                  **
    M                 $4,110,000                 6.750%                  **
   B-1                $1,761,000                 6.750%                  **
   B-2                $1,175,000                 6.750%                  **
    R                       $100                 6.750%                  **
-------------------------

* Approximate. Subject in the case of each Class to a permitted variance of plus or minus 5%.

** The Certificates are being offered by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined, in each case, at the time of sale.



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***      ADJUSTABLE RATES    INITIAL     FORMULA          MAXIMUM   MINIMUM
         ----------------    -------     -------          -------   -------

         Class A-2            2.30%      LIBOR + 0.40%      8.50%    0.40%
         Class A-3            6.20%      8.10% - LIBOR      8.10%    0.00%

**** The Class A-P Certificates are principal-only certificates and are not entitled to payments of interest.

CERTIFICATE RATING:


     AAA on the Class A Certificates and the Class R Certificate by Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. ("S&P") and by Fitch Ratings ("Fitch").

     AA on the Class M Certificates by S&P and by Fitch.

     A on the Class B-1 Certificates by S&P and by Fitch.

     BBB on the Class B-2 Certificates by S&P and by Fitch.

REMIC ELECTION:

     The Company intends to cause an election to be made to treat REMIC I and REMIC II as "real estate mortgage investment conduits" (each, a "REMIC") for federal income tax purposes. All of the Certificates issued by REMIC I and REMIC II, other than the Class R Certificate, will represent ownership of REMIC "regular interests." The Class R Certificate will represent ownership of the REMIC "residual interest" in REMIC I and REMIC II.

CREDIT ENHANCEMENT:

     Senior/Subordinated: Shifting interest.

CUT-OFF DATE:

     The Cut-off Date is April 1, 2002.

REMITTANCE DATE:

     The 25th day of each month, or if such 25th day is not a Business Day, the first Business Day immediately following, commencing May 28, 2002.

PURCHASE PRICE:

     The purchase price payable by the Underwriter for the Certificates is 99.57869% of the aggregate principal balance of the Certificates as of the Closing Date plus accrued interest from April 1, 2002 up to but not including the Closing Date.

INFORMATION PROVIDED BY BEAR STEARNS:

     The information described in the last sentence of Section 6(b) of the Underwriting Agreement constitutes information furnished in writing by Bear Stearns on behalf of the Underwriters expressly for use in the Registration Statement relating to such Series of Certificates as originally filed or in any amendment thereof, any related preliminary prospectus or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

UNDERWRITING COMMISSION:

     Notwithstanding anything to the contrary in the Underwriting Agreement, no additional underwriting commission shall be payable by the Company to the Underwriter in connection with the purchase of the Certificates.

CLOSING DATE AND LOCATION:

     April 25, 2002 at the New York City offices of Thacher Proffitt & Wood.

     Please confirm your agreement by having an authorized Officer sign a copy of this Agreement in the space set forth below and returning a signed copy to us.

                                       BEAR, STEARNS & CO. INC.


                                       By: _______________________________
                                       Name:
                                       Title:



                                       ABN AMRO FINANCIAL SERVICES, INC.



                                       By:_______________________________
                                       Name:
                                       Title:


ACCEPTED:

ABN AMRO MORTGAGE CORPORATION



By:_______________________________
Name:
Title:

ABN AMRO NORTH AMERICA, INC.



By:_______________________________
Name:
Title:


By:_______________________________
Name:
Title:

                                   EXHIBIT I
                                   ---------

                                       Original Principal
Name                                 Amount of Certificates
----                                 ----------------------

Bear, Stearns & Co. Inc.                 $291,794,419

Total                                    $291,794,419              100%
                                         ============              ====



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